Exhibit 2.6

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of March 25, 2010, by and among Euroseas Ltd., a Marshall Islands corporation (the "Company"), Paros Ltd., a Cayman Islands exempted company ("Paros"), All Seas Investors I Ltd., a Cayman Islands exempted company ("All Seas I"), All Seas Investors II Ltd., a Cayman exempted company ("All Seas II"), All Seas Investors III LP, a Cayman Islands exempted limited partnership ("All Seas III", and collectively with All Seas I and All Seas II, "All Seas" and together with Paros, the "Holders" and each individually, a "Holder") and Friends Investment Company, Inc., a Marshall Islands corporation ("FIC").

Recitals

WHEREAS, pursuant to the terms of that certain Limited Liability Company Agreement of Euromar LLC ("Euromar"), dated as of the date hereof, among Euromar, the Company and the Holders (the "Joint Venture Agreement"), the Holders have acquired equity interests in Euromar which are separately exchangeable for or otherwise convertible into common stock of the Company in amounts as determined pursuant to the Joint Venture Agreement (together with all subsequently acquired equity interests in Euromar, the "Exchangeable Interests");

WHEREAS, FIC is beneficially owned and controlled by the founders of the Company and owns, as of the date hereof, 10,174,177 shares of Common Stock having a par value of $0.03, of the Company ("Common Stock");

WHEREAS, FIC and the Company are party to that Registration Rights Agreement, dated as of November 2, 2005 (the "2005 Agreement"); and

WHEREAS, in order to induce the Holders to consummate the transactions contemplated by the Joint Venture Agreement, the Company has agreed to grant independently to the Holders the registration rights set forth in this Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

Section 1.                      Definitions.

Capitalized terms used, but not otherwise defined herein, shall have the meanings assigned to such terms in the Joint Venture Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

"Agent" means the principal placement agent on an agented placement of Registrable Securities.

"Agreement" has the meaning set forth in the Preamble.

"Business Day" shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

"Commission" shall mean the Securities and Exchange Commission.

"Common Stock" has the meaning set forth in the Recitals.

"Company" shall have the meaning set forth in the Preamble and also shall include the Company's successors.

"Cutback" shall have the meaning set forth in Section 2(a).

"Event" shall have the meaning set forth in Section 2(c).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Exchange Shares" shall mean the Common Stock issued or issuable, as applicable, upon exchange or conversion of the Exchangeable Interests.

"Exchangeable Interests" shall have the meaning set forth in the Recitals.

"Expense Cap" has the meaning set forth in Section 5.

"FIC Registrable Securities" shall mean all of the shares of Common Stock that FIC has requested to be registered under the Securities Act by the Company, pursuant to the 2005 Agreement.

"Holdback Period" shall have the meaning set forth in Section 4(d).

"Holders" shall have the meaning set forth in the Preamble, and shall include the transferee of any such Person's Registrable Securities acquiring rights in accordance with Section 8(j) hereof whenever such Person owns of record Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

"Joint Venture Agreement" shall have the meaning set forth in the Recitals.

"Majority Holders" means those Holders whose Registrable Securities included in such Registration Statement represent a majority of the Registrable Securities of all Holders included therein.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"Other Permitted Restrictions" shall have the meaning set forth in Section 2(a).

"Person" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

"Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement or free-writing prospectus with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

"Registering Holder" has the meaning set forth in Section 2(a).

"Registrable Securities" shall mean (i) the Exchange Shares and any and all shares of Common Stock issued or issuable upon conversion of the Exchangeable Interests; (ii) any securities issued pursuant to a stock split or a reclassification of, or in substitution for, any Exchange Shares; and (iii) any securities issued in exchange for Exchange Shares in any merger, combination or reorganization of the Company.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, exchange, purchase or otherwise), whether or not such acquisition has actually been effected and whether or not the Company or any other Person has the right to redeem the securities exchangeable for the Registrable Securities in lieu of issuing the Registrable Securities.

"Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities on Form F-3 or such other form as the Company is eligible to use under Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits thereto and all materials incorporated by reference therein, and including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rule 430A, 430E or 430C.

"Rule 144" and "Rule 145" shall mean Rule 144 and Rule 145 promulgated under the Securities Act, and any successor rule or regulation under the Securities Act.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor act.

"Selling Holder(s)" means, with respect to a specified Registration Statement pursuant to this Agreement, any party hereto whose Registrable Securities are included in such Registration Statement.

"Transfer" means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

"Underwriters' Representative" means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

"Underwritten Offering" shall have the meaning set forth in Section 4(d).

Section 2.                      (a)  Registration Under the Securities Act.  Not later than thirty (30) days after receipt by the Company of notice (a "Filing Date") by a Holder that such Holder has exercised or (i) is eligible to exercise its Conversion Right (as defined in the Joint Venture Agreement) within 30 days, and (ii) intends to exercise such Conversion Right, the Company shall file a Registration Statement providing for the sale by the Holder of the Holder's Registrable Securities.  If any Holder should cause the Company to file a Registration Statement pursuant to this Section 2(a) (such Holder, a "Registering Holder"), the Company shall notify each other Holder and each other Holder may, upon written request within five (5) Business Days following the date of the Registering Holder's Notice, request that, and the Company, subject to the provisions set forth below, shall use its best efforts to cause, all of such Holder's Registrable Securities to be registered under the Securities Act.  The Registration Statement shall be immediately effective pursuant to Rule 462 or the Company will use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable. The Company agrees to use its best efforts to keep the Registration Statement continuously effective with respect to all Registrable Securities of such Holder or Holders for a period expiring on the earlier of (x) the date on which all of such Holder's Registrable Securities have been sold pursuant to the Registration Statement, and (y) two years after the Filing Date, and further agrees during such period to supplement or amend the Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for a shelf registration to the extent necessary to ensure that it is available for resales by the Holder of the Registrable Securities.  Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement or to keep a Registration Statement effective and shall be permitted to suspend the use of any then effective Registration Statement if the Chief Executive Officer or the Chief Financial Officer of the Company certifies to the Holders in writing of (i) the existence of circumstances relating to a material pending development, including, but not limited to the need to update or modify financial information or a pending or contemplated material acquisition or merger or other material transaction or event, which would require additional disclosure by the Company in the Registration Statement of previously non-public material information which the Company in its good faith judgment has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) the unavailability of financial statements required by Form F-3 or such other form of Registration Statement as the Company is eligible to use; provided, however, that the Company may not delay, suspend or withdraw a Registration Statement more than ninety (90) days in the aggregate during any period of twelve (12) consecutive months pursuant to this Section 2(a); and provided, further, that the Holders acknowledge and accept that in addition to the 90-days referenced above, they may not be permitted to sell their Registrable Securities even after such a Registration Statement is filed and effective, due to any restrictions under applicable securities laws, including as a result of any "blackout" periods adopted by the Company and applicable to the Company's directors or any Holdback Periods (as defined in Section 4(d))(collectively, "Other Permitted Restrictions").  The Company is not required to file a separate Registration Statement, but may file one Registration Statement covering the Registrable Securities held by more than one Holder.  Holders may exercise their rights under this Section 2(a) no more than three times per year, provided that such Holders continue to hold Registrable Securities.  If, as a result of applicable law or based upon comments received by the Commission, all of the Registrable Securities to be included in the Registration Statement cannot be so included (a "Cutback"), then the Company shall only include in the Registration Statement the number of Registrable Securities permitted to be so included and the Company shall thereafter prepare and file additional Registration Statements as soon as permitted to register for resale any Registrable Securities previously omitted from the Registration Statement (and such additional Registration Statements shall not be counted as additional exercises of a Holder's rights under this Section 2(a)) and any such failure to register for resale any such Registrable Securities due to a Cutback shall not count towards the 90-day period referenced above.  Notwithstanding anything else to the contrary in this Agreement, if (i) the Company shall have filed a shelf Registration Statement pursuant to Rule 415 under the Securities Act (or any substitute form or rule, respectively, that may be adopted by the Commission) covering, among other things, all the Registrable Securities and (ii) the shelf Registration Statement is effective when the requesting Holders would otherwise make a request for registration under this Section 2(a), the Company shall not be required to separately register any Registrable Securities.

(b)           Incidental Registration.  If the Company proposes to file a registration statement under the Securities Act for its own account with respect to an offering of its Common Stock (other than a registration statement on a Form F-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing shareholders or pursuant to Rule 415 under the Securities Act (or any substitute form or rule, respectively, that may be adopted by the Commission)) in an underwritten offering on any form that would also permit the registration of the Registrable Securities, the Company shall promptly give each Holder written notice of such registration setting forth the date on which the Company proposes to file such registration statement and advise each Holder of its right, subject to the provisions set forth below, to have Registrable Securities included in such registration.  Upon the written request of any Holder received by the Company within five (5) Business Days following the date of the Company's notice, the Company shall, subject to the provisions set forth below, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.  The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2(b) without any obligation or liability to any Holder.  The Company shall not be required to include any Holder's Registrable Securities in any underwriting pursuant to this Section 2(b) unless such Holder accepts the terms of the underwriting agreement as agreed to between the Company and the underwriters. If, in the opinion of the Underwriters' Representative, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing or distribution thereof, then the Company will include in such registration, to the extent the number of Registrable Securities requested to be included in such registration can be sold without having the adverse effect referred to above (in the opinion of the Underwriters' Representative), the number of Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 2, and all securities offered for the account of other Persons, such amount to be allocated pro rata among all requesting Holders and other Persons on the basis of the relative number of Registrable Securities and securities (on an as-converted basis) owned by each such Holder and other Persons.

(c)           Liquidated Damages.  If: (i) any Registration Statement required to be filed pursuant to paragraph (a) or if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same; or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be "reviewed" or be subject to further review; or (iii) prior to the effective date of any Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such or any other Registration Statement within fifteen (15) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective; or (iv) after the effective date of any Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than an aggregate of twenty (20) calendar days during any twelve (12) month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an "Event", and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Business Day period is exceeded, or for purposes of clause (iii) the date which such fifteen (15) calendar day period is exceeded, or for purposes of clause (vi) the date on which such twenty (20) calendar day period, as applicable, is exceeded being referred to as "Event Date"), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder on a monthly basis within five (5) Business Days of the end of the month an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.5% of the lesser of (A) the aggregate amount of such Holder's capital contributions to Euromar made pursuant to the Joint Venture Agreement and (B) the aggregate value of such Holder's Exchangeable Interests as determined pursuant to the Joint Venture Agreement at the time such Exchangeable Interests are converted to Registrable Securities, provided, however, that no such payments shall be required in connection with a delay, suspension or withdrawal, or Other Permitted Restriction or Cutback permitted by Section 2(a).  In addition, in the event that the Holders are not permitted to re-sell their Registrable Securities as a result of any "blackout" periods adopted by the Company and applicable to the Company's directors, then each such day that the Holder is not permitted to resell its Registrable Securities after the effective date of the Registration Statement shall not be counted against the twenty (20) calendar day period referred to in clause (iv) above with respect to such Registration Statement. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 10% of the aggregate amount of such Holder's capital contributions to Euromar made pursuant to the Joint Venture Agreement.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such Holder accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(d)           Underwriting Procedures.  If the Majority Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to Section 2(a) to be in the form of an Underwritten Offering (a "Holder Underwritten Offering"); provided, however, that if FIC has previously requested that the Company cause an Underwritten Offering of the FIC Registrable Securities (a "FIC Underwritten Offering"), then the Holders may not cause the Company to conduct a Holder Underwritten Offering until ninety (90) days following the completion of the FIC Underwritten Offering.  In addition, the Holders may only participate in such FIC Underwritten Offering with the consent of FIC.  Similarly, FIC may elect to cause the Company to conduct a FIC Underwritten Offering; provided, however, that if the Majority Holders have previously requested that the Company cause a Holder Underwritten Offering, then FIC may not cause the Company to conduct a FIC Underwritten Offering until ninety (90) days following the completion of the Holder Underwritten Offering.  In addition, FIC may only participate in such Holder Underwritten Offering with the consent of the Majority Holders.  In connection with any Holder Underwritten Offering or FIC Underwritten Offering, as applicable, none of the Registrable Securities held by any Holder making a request for inclusion of such Registrable Securities or FIC Registrable Securities, as applicable, shall be included in such Holder Underwritten Offering or FIC Underwritten Offering, as applicable, unless such Holder or FIC, as applicable, accepts the terms of the offering as agreed upon by the Company and the Underwriters' Representative; it being understood and agreed that in any Holder Underwritten Offering or FIC Underwritten Offering, the Company shall have sole right to select the underwriters and to make all decisions regarding the underwriting process and the offering, but the Company shall consult with the Majority Holders and/or FIC, as applicable, with respect to such decisions.  Notwithstanding anything to the contrary contained in this Agreement, each Holder may not request more than two (2) Holder Underwritten Offerings in any twelve (12) month period and the Holders may not in the aggregate request more than three (3) Holder Underwritten Offerings in any twelve (12) month period.

Section 3.                      Registration Procedures.

(a)           Obligations of the Company.  In connection with the obligations of the Company with respect to the Registration Statement required to be filed pursuant to Section 2 hereof, the Company shall, to the extent applicable, use its best efforts to:

(i)           Prepare and file with the Commission within the time period for such filing set forth in Section 2 hereof, a Registration Statement with respect to such Registrable Securities (which Registration Statement shall be available for the Selling Holders' intended method or methods of distribution and shall comply in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith) and, if not effective on filing, use best efforts to cause such Registration Statement to become effective, and to prepare and file any amendments and supplements thereto as are required to keep such Registration Statement continuously effective as provided in Section 2.

(ii)           Notify the Holder by facsimile or e-mail as promptly as practicable, and in any event, within two (2) Business Days, after a Registration Statement and any post-effective amendments and supplements is declared effective and shall simultaneously provide the Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.

(iii)           Notify each Selling Holder of the receipt of any comments from the Commission with respect to the Registration Statement and, subject to Section 2, respond to such comments and prepare and file with the Commission, if necessary, such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to comply with the provisions of the Securities Act and rules thereunder, including the filing of a supplemental Prospectus pursuant to Securities Act Rule 424 or any free-writing prospectus pursuant to Rule 433, with respect to the disposition of all securities covered by such Registration Statement and the instructions applicable to the registration form used by the Company.  In the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to maintain the effectiveness of such Registration Statement, the Company may file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status.

(iv)           Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the Registration Statement, any amendment thereto, the Prospectus, including each preliminary Prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

(v)           Register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or jurisdictions in the United States as shall be reasonably requested by any Selling Holder and to keep such qualification effective during the period such Registration Statement is effective and obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business or register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(a)(v), (B) subject itself to taxation in any such jurisdiction, or (C) to file a general consent to service of process in any such states or jurisdictions.

(vi)           Enter into and perform customary agreements and take such other commercially reasonable actions as are required to expedite or facilitate each disposition of Registrable Securities including, in the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents and representations and warranties by the Company to the underwriters), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering and use its best efforts to obtain executed lock-up agreements from the officers and directors of the Company, if requested by the underwriters.  The Company shall also reasonably cooperate and cause its affiliates to cooperate with the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the officers, accountants, counsel, premises, books and records of the Company and its Affiliates for such purpose, and shall cause the appropriate officers of the Company and its Affiliates to attend and participate in any "road shows" or informational meetings.

(vii)           Notify each Selling Holder of any stop order suspending the effectiveness of a Registration Statement issued or for the issuance of which proceedings have been instituted, or, to the extent the Company has actual knowledge thereof, threatened to be issued by the Commission in connection therewith and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(viii)           Notify each Selling Holder of the happening of any transaction or event during the period a Registration Statement is effective as a result of which the Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading; and thereafter, the Company will use best efforts to promptly prepare (and, when completed, give notice and provide a copy thereof to each Selling Holder) a supplement or amendment to such Prospectus so that such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

(ix)           As soon as practicable, the Company will make generally available to the Company's security holders copies of an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, following the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement filed pursuant to this Agreement.

(x)           In connection with an offer and sale of Registrable Securities, make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder (but not more than one firm of counsel to each Selling Holder), all financial and other information as shall be reasonably requested by them, and provide the Selling Holders, any underwriter participating in such offering and the representatives of such Selling Holders and Underwriters' Representative the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such Registration Statement, in each case all as reasonably necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company, or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

(xi)           In the event of any underwritten or agented offering, obtain a so-called "comfort letter" from the Company's independent public accountants, and legal opinions of counsel to the Company addressed to the underwriter participating in such offering, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Underwriters' Representative.  Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are required or customarily provided by selling shareholders who receive such comfort letters or opinions.

(xii)           Cause the Company's officers, employees, accountants and counsel, as applicable, to participate in, and to otherwise facilitate and cooperate with the preparation of a Prospectus and to participate in drafting sessions and due diligence sessions, as applicable.

(xiii)           Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(xiv)           Cause the Registrable Securities covered by such Registration Statement if similar securities of the Company are then listed on a securities exchange or included for quotation in a recognized trading market, to be so listed or included for so long as such similar securities of the Company are so listed or included.

(xv)           Provide a CUSIP number for the Exchange Shares that is the same as the CUSIP number for the Common Stock prior to the effective date of the first Registration Statement including Registrable Securities.

(xvi)           Promptly file a new Registration Statement and use best efforts to cause such Registration Statement to be declared effective if the Company's previously filed Registration Statement is no longer effective or the Company is ineligible to use the Registration Statement to permit the Holders to resell the Registrable Securities and the Company is still obligated to maintain the effectiveness of the Registration Statement.

(xvii)           The Company shall comply with all requirements of the NASD with regard to the issuance of the Exchange Shares and the listing thereof on the NASDAQ Global Select Market and any other or successor securities exchange or automated quotation system, as applicable, on which the Company's Common Stock is traded and cooperate with the Selling Holders and their respective counsel in connection with any filings required to be made with NASD.

(xviii)           As expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus (and any offering covered thereby).

(xix)           The Company will promptly notify the Holders of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.

(xx)           Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such Registration Statement.

(b)           Holders' Obligations.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 and 3(a) hereof with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such Registration Statement.

Section 4.                      Agreements of Selling Holder.  In connection with any Registration Statement pursuant to Section 2 hereof, each Selling Holder agrees, as applicable:

(a)           to execute the underwriting agreement, if any, agreed to by the Company (and in the case of a Holder Underwritten Offering, the Majority Holders and the Company) and execute all questionnaires, powers of attorney, indemnities and other documents customarily required under the terms of or in connection with such underwriting agreement;

(b)           that it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemented or amended Prospectus contemplated by Section 3(a)(iv) hereof and receives notice that any post-effective amendment (if required) has become effective;

(c)           that, upon receipt of any notice from the Company of the happening of any transaction or occurrence of any event of the kind specified in Sections 2, 3(a)(ii), 3(a)(iii), 3(a)(vii) or 3(a)(viii), such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until the Selling Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(a)(iv) hereof and receives notice that any post-effective amendment (if required) has become effective or until it is advised in writing by the Company that the use of the applicable Prospectus and Registration Statement may be resumed, and, if so directed by the Company, the Selling Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Selling Holder's possession, of the Registration Statement and Prospectus covering such Registrable Securities current immediately preceding the time of receipt of such notice; and

(d)           that, subject to the rights of a Holder to participate in an incidental registration in accordance with Section 2, upon the receipt of notice from the Company, as requested by the managing underwriter or underwriters of a public offering of the Company's Common Stock, or other securities convertible into, or exercisable or exchangeable for, the Company's Common Stock (an "Underwritten Offering"), the Selling Holder shall not, in each case, other than to an affiliate of such Selling Holder, effect any public or private sale or distribution, including sales pursuant to Rule 144 of the Securities Act of any of the Company's Common Stock, or offer, sell, contract to sell, transfer the economic risk of ownership in, grant an option to purchase, make any short sale of, pledge or otherwise dispose of any shares of Common Stock, options or warrants to acquire any shares of Common Stock, or any securities convertible into, exchangeable or exercisable for, or any other rights to purchase or acquire, any shares of Common Stock, or engage in any hedging transaction, during the period (the "Holdback Period") beginning fourteen (14) days prior to the public offering date set forth on the final prospectus relating to the Underwritten Offering, and ending ninety (90) days after the public offering date set forth on the final prospectus relating to the Underwritten Offering; provided, however, that the aggregate number of days during which one or more Holdback Periods are in effect pursuant to this Section 4(d) shall not exceed one hundred eighty (180) days during any period of twelve (12) consecutive months.

Section 5.                      Expenses of Registration.  The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the Registration Statement pursuant to Section 2, including all registration, exchange listing, accounting, filing and FINRA fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "comfort letters" required by or incident to such performance and compliance and the reasonable fees and disbursements of one firm of counsel for the Holders (selected by the Selling Holders who constitute Majority Holders), all expenses incurred by a Selling Holder in connection with any registration and all other expenses customarily borne by a Company in an Underwritten Offering; provided that in the event of one or more Underwritten Offerings, if the Company's fees and expenses (including all FINRA filing fees, filing fees with the Commission, legal fees, accounting fees and all other fees and expenses) exceed $200,000 with respect to any one Underwritten Offering or more than $500,000 in the aggregate with respect to all Underwritten Offerings (the "Expense Cap"), then each of the Selling Holders shall reimburse the Company its pro rata share of such excess amount incurred by the Company for fees and expenses.  Each Holder shall be responsible for any underwriting discounts and commissions and taxes of any kind (including, without limitation, transfer taxes) relating to any disposition, sale or transfer of Registrable Securities by such Holder. In the event that a Selling Holder initiates one or more Underwritten Offerings at a time when one (1) or more Holders have yet to exercise its Conversion Rights, the Selling Holder shall not cause the Company to expend more than 50% of the Expense Cap without the written consent of the other Holders.

Section 6.                      Indemnification; Contribution.

(a)           Indemnification by the Company.

  If any Registrable Securities are included in a Registration Statement under this Agreement:

(i)           To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each Affiliate, officer, director, trustee, partner, member, employee and agent of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party arising out of or based upon any of the following statements, omissions or violations (collectively, a "Violation"):

(A)           Any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto or any document incorporated by reference therein;

(B)           Any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading; or

(C)           Any violation or alleged violation by the Company of the federal securities laws; any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law in connection with the Registrable Securities to this Agreement;

provided, however, that the indemnification required by this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation made in reliance upon and in conformity with written information furnished to the Company by a Holder, underwriter or the indemnified party expressly for use in connection with such registration.  The Company shall also indemnify underwriters participating in the distribution of the Registrable Securities, their Affiliates, officers, directors, agents and employees and each Person, if any, who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

(b)           Indemnification by Holder.  If any of a Selling Holder's Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by applicable law, such Selling Holder shall indemnify and hold harmless the Company, each of its Affiliates, trustees, officers, employees and agents, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each Affiliate, officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading or any violation or alleged violation by any Holder or underwriter of the federal securities laws, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law, but only to the extent, that such untrue statement or omission had been contained in any information furnished by such Selling Holder to the Company expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities (which consent shall not be unreasonably withheld), and (y) in no event shall the amount of any indemnity under this Section 6(b) exceed the gross proceeds from the applicable offering received by such Selling Holder.  In no event shall a Holder be jointly liable with any other Holder as a result of its indemnification obligations.

(c)           Conduct of Indemnification Proceedings.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel retained by the indemnifying party (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if not otherwise known by the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, to the extent of any material prejudice or forfeiture of substantial rights or defenses resulting therefrom but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6.  Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party so long as such indemnified party shall have provided the indemnifying party with a written undertaking to reimburse the indemnifying party for all amounts so advanced if it is ultimately determined that the indemnified party is not entitled to indemnification hereunder.  Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action, claim or proceeding in a timely manner or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in-addition to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties).  No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d)           Contribution.  If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:

(i)           The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(d)(i).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Full Indemnification.  If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6(d)(i) hereof.

(f)           Survival.  The obligations of the Company and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.

Section 7.                      Covenants of the Company.

 (a)  The Company hereby agrees and covenants that it shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Securities Act and the Exchange Act.  If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144.  The Company shall take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission.

(b)           In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such transferred securities to be for such number of shares and registered in such names as the Holder may reasonably request at least two Business Days prior to any sale of Registrable Securities.

Section 8.                      Miscellaneous.

(a)           Notices.  All notices and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or if mailed, on the third Business Day after mailing (on the first Business Day after mailing in the case of a nationally recognized overnight air courier service) to the parties at the following addresses:

if to the Company, to:

Euroseas Ltd.
4 Messogiou Street & Evropis St.
151 25 Maroussi Greece
Attention: Aristides J. Pittas, Chairman, President & CEO

with a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention:  Lawrence Rutkowski, Esq.

and if to All Seas, to:

All Seas Capital LLC
c/o Rhône Capital III L.P.
630 Fifth Avenue
New York, New York 10111
Attention: Allison Steiner

with a copy to:

Reed Smith LLP
599 Lexington Avenue, 30th Floor
New York, New York 10022
Attention: David M. Grimes, Esq.

and if to Paros, to:

c/o Eton Park Capital Management, L.P., its Investment Manager
399 Park Avenue, 10th Floor
New York, NY 10022
Attention: Marcy Engel, Chief Operating Officer and General Counsel

with a copy to:

c/o Eton Park Capital Management, L.P., its Investment Manager
399 Park Avenue, 10th Floor
New York, NY 10022
Attention: Andreas Beroutsos, Senior Managing Director

and:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:  Kelley Parker, Esq.

if to FIC, to:

Friends Investment Company, Inc.
4 Messogiou Street & Evropis St.
151 25 Maroussi Greece
Attention: Aristides J. Pittas, Director & Vice-President

with a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention:  Lawrence Rutkowski, Esq.

Any party may by notice given in accordance with this Section 8(a) to the other parties designate another address or Person for receipt of notices hereunder.

(b)           Amendments and Waivers.  This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Company, FIC, and Holders holding at least 66 2/3% of the Registrable Securities.

(c)           Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver (which, in the case of a waiver by the Holders, shall require the approval of Holders of not less than 66 2/3% of the Registrable Securities), but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8(c).

(d)           FIC's Consent.  FIC consents, and upon execution of this Agreement, this Agreement shall constitute a written consent, to the Company's grant of all demand, incidental and other registration rights to the Holders set forth herein.

(e)           Governing Law.  This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

(f)           Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement and the Joint Venture Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and thereby are fulfilled to the extent possible.

(g)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)           Section Headings.  The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.  All references in this Agreement to Sections are to sections of this Agreement, unless otherwise indicated.

(i)           Entire Agreement.  This Agreement, together with the Joint Venture Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.  There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.  This Agreement and the Joint Venture Agreement supersede all prior written or oral agreements and understandings between the parties with respect to the transactions.

(j)           Successors, Assigns and Transferees.

(i)           This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  Except as expressly provided in this Section 8(j), the rights of the parties hereto cannot be assigned and any purported assignment or Transfer to the contrary shall be void ab initio.  So long as the terms of this Section 8(j) are followed and such transfer is in compliance with the Joint Venture Agreement, any Holder may assign any of its rights under this Agreement, without the consent of the Company, to any Person to whom such Holder Transfers any Registrable Securities or any rights to acquire Registrable Securities so long as such Transfer is not made pursuant to an effective Registration Statement or pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other manner or to any Person the effect or consequences of which is to cause the Transferred securities to be freely transferable without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision) in the hands of the transferee on the date of such Transfer.

(ii)           Notwithstanding Section 8(j)(i), no Holder may assign any of its rights under this Agreement to any Person to whom such Holder Transfers any Registrable Securities if the Transfer of such Registrable Securities requires registration under the Securities Act.

(iii)           No Person may be assigned any rights under this Agreement unless the Company is given written notice by the assigning party stating the name and address of the assignee, identifying the securities of the Company as to which the rights in question are being assigned, and providing a detailed description of the nature and extent of the rights that are being assigned; provided, however, that no such assignment shall be effective until (x) the Company receives the written notice pursuant to this Section 8(j)(iii) and (y) the assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 8(j).

(k)           Interpretation.

(i)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumptions or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

(ii)           All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(iii)           The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

(l)           Further Assurances.  Each of the parties shall use reasonable efforts to execute and deliver to any other party such additional documents and take such other action, as any other party may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

(m)           Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations (without posting any bond or other security) of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

(n)           Most Favored Nation.  The Company covenants and agrees that if, after the date hereof, it grants registration rights to any other Person containing terms more favorable that the terms set forth herein, the Company shall provide such more favorable terms to the Holders and this Agreement shall be, without any further action by the Holders or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holders shall receive the benefit of the more favorable terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

EUROSEAS LTD.

By:
Name: Aristides J. Pittas Title: Chairman, President & CEO

PAROS LTD.

By:
Name: Terence Aquino Title: Director

ALL SEAS INVESTORS I LTD.

By:
Name: Baudoin Lorans Title: Director

ALL SEAS INVESTORS II LTD.

By:
Name: Baudoin Lorans Title: Director

ALL SEAS INVESTORS III LP

By:
Name: Baudoin Lorans Title: Authorized Signatory

FRIENDS INVESTMENT COMPANY, INC.

By:
Name: Aristides J. Pittas Title: Director & Vice-President

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE